UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 1, 2005

LaBRANCHE & CO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15251	13-4064735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Exchange Plaza, New York, New York		10006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:      (212) 425-1144

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of July 1, 2005, Jeffrey M. Chertoff entered into an agreement with LaBranche & Co Inc. (the “Company”) relating to his employment as Senior Vice President and Chief Financial Officer of the Company.  Mr. Chertoff’s employment agreement is for an initial term of one year commencing July 1, 2005 and is automatically renewable for successive one-year terms, unless either party notifies the other of its intention not to renew at least 60 days prior to the end of the then-current term.  Under his employment agreement, Mr. Chertoff is entitled to receive (a) an annual base salary for the initial term of $250,000; (b) a signing bonus of $410,000, of which $197,000 is payable on July 1, 2005 and $213,000 is payable on November 15, 2005; (c) a 2005 year-end bonus of $235,000, payable concurrently with the payment of 2005 year-end bonuses to the Company’s other executive officers; and (d) generally the same benefits provided to other executives of the Company.  The Company will not be required to pay the $213,000 portion of Mr. Chertoff’s signing bonus or the 2005 year-end bonus if his employment has been terminated by the Company for “cause” (as defined in his employment agreement) or if he has voluntarily terminated his employment with the Company prior to the date on which each such payment is otherwise required.  After the initial term, Mr. Chertoff’s annual base salary and bonus will be such amounts as are determined from year to year.

As of July 7, 2005, other than the employment agreement described in this report, there is no material relationship between Mr. Chertoff and the Company.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2005, Harvey S. Traison, the Company’s Senior Vice President and Chief Financial Officer, and S. Lawrence Prendergast, the Company’s Executive Vice President, retired effective at the close of business on June 30, 2005.  Jeffrey M. Chertoff, 50, was appointed as Mr. Traison’s successor, effective July 1, 2005.

Prior to joining the Company, Mr. Chertoff had been the Chief Financial Officer and Senior Vice President of Cantor Fitzgerald, Inc. and its subsidiary, ESpeed, Inc., until May 2004.  Previously, Mr. Chertoff had been the Executive Vice President and Chief Financial Officer of Daiwa Securities America, where he was a member of Daiwa’s Management and Risk Committees, until May 2002.  On July 1, 2005, the Company issued a press release announcing the retirement of Messrs. Traison and Prendergast and the appointment of Mr. Chertoff as the Company’s new Senior Vice President and Chief Financial Officer.  A copy of this press release is attached to this report as Exhibit 99.1.  Additional information concerning Mr. Chertoff's prior business experience and his education was contained in this press release, which is incorporated herein by reference.

Mr. Chertoff entered into an employment agreement with the Company on July 1, 2005. A brief description of the material terms of this agreement is set forth in Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company, dated July 1, 2005.

All other Items of this report are inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBRANCHE & CO INC.

Date: July 7, 2005	By:	/s/ Jeffrey M. Chertoff
Name: Jeffrey M. Chertoff
Title: Senior Vice President and Chief Financial Officer